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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Elite Information Group, Inc., which is incorporated by reference in Elite Information Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 11, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 18, 2003